UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRA INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

Delaware	12120 Sunset Hills Road, Suite 600	95-2040171
(State or Other Jurisdiction of	Reston, Virginia 20190	(I.R.S. Employer
Incorporation or	(703) 464-6300	Identification Number)
Organization)	(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive
Offices)
Linda Baddour
Chief Financial Officer
12120 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 464-6300
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
Copy To:
Scott R. Haber, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0060
Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b)
under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-
effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to
General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
On March 7, 2006, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, Registration No. 333-132253 (the “Registration Statement”), for the sale of up to an aggregate of $350,000,000 in debt securities, shares of preferred stock, shares of common stock, par value $0.01 per share, (“Common Stock”) and debt and equity warrants, of the Registrant (collectively, the “Securities”), and 5,000,000 shares of the Common Stock held by certain selling stockholders of the Registrant (“Selling Stockholders”).
On December 13, 2007, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 24, 2007, by and among the Registrant, PRA Holdings, Inc. (formerly GG Holdings I, Inc.) and GG Merger Sub I, Inc., a wholly-owned subsidiary of PRA Holdings, Inc., GG Merger Sub I, Inc. merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of PRA Holdings, Inc. (the “Merger”). As a result of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Securities registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia, on the 13th day of December, 2007.

PRA INTERNATIONAL
By:	/s/ Terrance J. Bieker
	Name:	Terrance J. Bieker
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Terrance J. Bieker	Chief Executive Officer	December 13, 2007
Terrance J. Bieker	(Principal Executive Officer)

/s/ Linda Baddour	Chief Financial Officer	December 13, 2007
Linda Baddour	(Principal Financial and Accounting Officer)

/s/ Jean-Pierre Conte	Director	December 13, 2007
Jean-Pierre Conte

/s/ Robert J. Weltman	Director	December 13, 2007
Robert J. Weltman